Exhibit 1.1

14,400,000 Ordinary Shares

PUXIN LIMITED

ORDINARY SHARES, PAR VALUE US$0.00005 PER SHARE

IN THE FORM OF AMERICAN DEPOSITARY SHARES

UNDERWRITING AGREEMENT

[Date]

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

United States

Deutsche Bank Securities Inc.

60 Wall Street,

New York, NY 10005

United States

As Representatives of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Puxin Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 14,400,000 ordinary shares, par value US$0.00005 per share, of the Company (the “Firm Shares”) in the form of 7,200,000 American Depositary Shares (as defined below).

The Company also proposes to issue and sell to the several Underwriters not more than an additional 2,160,000 ordinary shares, par value US$0.00005 per share, of the Company (the “Additional Shares”) in the form of 1,080,000 American Depositary Shares, if and to the extent that Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as representatives of the Underwriters (collectively, the “Representatives”), exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The ordinary shares, par value US$0.00005 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Ordinary Shares.”

The Underwriters will take delivery of the Shares in the form of American Depositary Shares (the “American Depositary Shares” or “ADSs”). The American Depositary Shares are to be issued pursuant to a Deposit Agreement dated as of [            ], 2018 (the “Deposit Agreement”) among the Company, Deutsche Bank Trust Company Americas, as Depositary (the “Depositary”), and the owners and holders from time to time of the American Depositary Shares issued under the Deposit Agreement. Every American Depositary Share will initially represent the right to receive two Ordinary Shares deposited pursuant to the Deposit Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares and a registration statement relating to the American Depositary Shares. The registration statement relating to the Shares, as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement;” the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” The registration statement relating to the American Depositary Shares, as amended at the time it becomes effective, is hereinafter referred to as the “ADS Registration Statement.” If the Company has filed abbreviated registration statements to register additional Ordinary Shares or American Depositary Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statements”), then any reference herein to the terms “Registration Statement” and “ADS Registration Statement” shall be deemed to include the corresponding Rule 462 Registration Statement. The Company has filed, in accordance with Section 12 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A to register the Shares and the American Depositary Shares (the “Form 8-A Registration Statement”).

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule II hereto, and a “bona fide electronic road show” is as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

China International Capital Corporation Hong Kong Securities Limited (the “Designated Underwriter”) agrees to reserve a portion of the American Depositary Shares to be purchased by it or its affiliates under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The American Depositary Shares to be sold by the Designated Underwriter and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed American Depositary Shares.” Any Directed American Depositary Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1.    Representations and Warranties.

The Company represents and warrants to and agrees with each of the Underwriters that:

(a)    Effectiveness of Registration Statement. Each of the Registration Statement and the ADS Registration Statement has become effective under the Securities Act; the Form 8-A Registration Statement has become effective as provided in Section 12 of the Exchange Act; no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or the Form 8-A Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b)    Compliance with Securities Law. (i) Each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADS Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the American Depositary Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4) and at each Option Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus (including any amendments or supplements thereto) based upon information furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information described as such in Section 9(b) hereof.

(c)    Ineligible Issuer Status and Issuer Free Writing Prospectus. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus. The Company has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. As of the time of each sale of the American Depositary Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, no free writing prospectuses, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)    EGC Status and Testing-the-Waters Communication. (i) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. (ii) The Company (A) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act, and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. (iii) Except for the management presentation materials, a copy of which was submitted to the SEC on [Time], the Company has not distributed any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. As of the time of each sale of the American Depositary Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, no individual Written Testing-the-Waters Communications (if any), when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)    Good Standing of the Company. The Company has been duly incorporated, is validly existing as an exempted company with limited liability in good standing under the laws of the Cayman Islands, has the corporate power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure so to qualify would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The currently effective memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands laws and are in full force and effect. The second amended and restated memorandum and articles of association of the Company adopted on May 17, 2018, filed as Exhibit 3.2 to the Registration Statement, comply with the requirements of applicable Cayman Islands laws and, immediately following closing on the Closing Date of the American Depositary Shares offered and sold hereunder, will be in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representatives; no change will be made to any such constitutive documents on or after the date of this Agreement through and including the Closing Date. A “Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), earnings, results of operations, business, properties or prospects of the Company and its Subsidiaries and Affiliated Entities, taken as a whole, or on the ability of the Company and its Subsidiaries and Affiliated Entities to carry out their obligations under this Agreement and the Deposit Agreement.

(f)    Subsidiaries and Affiliated Entities. Each of the Company’s direct and indirect subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”) has been identified on Schedule III-A hereto, and each of the entities through which the Company conducts its operations in the People’s Republic of China (“PRC”) by way of contractual arrangements (each an “Affiliated Entity” and collectively, the “Affiliated Entities”) has been identified on Schedule III-B hereto. Each of the Subsidiaries and Affiliated Entities has been duly incorporated, is validly existing as a corporation with limited liability or a school, as the case may be, and in good standing under the laws of the jurisdiction of its incorporation, has full corporate or other power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure so to qualify would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the equity interests of each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are fully paid and non-assessable and are free and clear of all liens, encumbrances, equities or claims; all of the equity interests in each Affiliated Entity have been duly and validly authorized and issued, are fully paid and non-assessable and are owned as described in the Time of Sale Prospectus, and, except as described in the Time of Sale Prospectus, free and clear of all liens, encumbrances, equities or claims. None of the outstanding share capital or equity interest in any Subsidiary or Affiliated Entity was issued in violation of preemptive or similar rights of any security holder of such Subsidiary or Affiliated Entity. All of the constitutive or organizational documents of each of the Subsidiaries and Affiliated Entities comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries and Affiliated Entities, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control.

(g)    VIE Agreements and Corporate Structure.

(i)	The description of the corporate structure of the Company and each of the contracts among the Subsidiaries, the shareholders of the Viable Interest Entity (identified on Schedule III-B hereto) and the Viable Interest Entity (each a “VIE Agreement” and collectively the “VIE Agreements”), as set forth in the Time of Sale Prospectus under the captions “Corporate History and Structure” and “Related Party Transactions” and filed as Exhibits 10.3 through 10.18 to the Registration Statement, is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its Subsidiaries and Affiliated Entities taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Time of Sale Prospectus and the Prospectus.

(ii)	Each VIE Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto, except as have already been obtained, and except for the government authorizations to be required for the Company to exercise the option granted under the Exclusive Call Option Agreement to purchase the equity and/or investment interests in the Affiliated Entities; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. Except as disclosed in the Time of Sale Prospectus, the corporate structure of the Company complies with all applicable laws and regulations of the PRC, and neither the corporate structure nor the VIE Agreements violate, breach, contravene or otherwise conflict with any applicable laws of the PRC. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the Subsidiaries and Affiliated Entities or shareholders of the Affiliated Entities in any jurisdiction challenging the validity of any of the VIE Agreements, and, to the knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

(iii)	The execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or, result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Subsidiaries and Affiliated Entities pursuant to (A) the constitutive or organizational documents of the Company or any of the Subsidiaries and Affiliated Entities, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries and Affiliated Entities or any of their properties, or any arbitration award, or (C) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries and Affiliated Entities is a party or by which the Company or any of the Subsidiaries and Affiliated Entities is bound or to which any of the properties of the Company or any of the Subsidiaries and Affiliated Entities is subject, except, in the case of (C), where such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement. None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and no such termination or non-renewal has been threatened by any of the parties thereto.

(iv)	The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Affiliated Entities, through its rights to authorize the shareholders of the Affiliated Entities to exercise their voting rights.

(h)	Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(i)    Authorization of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The description of the Deposit Agreement contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus is true and accurate in all material respects.

(j)    Due Authorization of Registration Statements. The Registration Statement, the preliminary prospectus, the Prospectus, any issuer free writing prospectus and the ADS Registration Statement and the filing of the Registration Statement, the Prospectus, any issuer free writing prospectus and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(k)    Share Capital. The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(l)    Ordinary Shares. (i) The Ordinary Shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable. As of the date hereof, the Company has authorized and outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital” and, as of the Closing Date, the Company shall have authorized and outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital.” (ii) Except as described in the Time of Sale Prospectus and the Prospectus, there are (A) no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Ordinary Shares or any of the share capital of the Company, and (B) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital of, or any direct interest in, any of the Company’s Subsidiaries and Affiliated Entities.

(m)    American Depositary Shares. The American Depositary Shares, when issued by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized, validly issued and the persons in whose names such American Depositary Shares are registered will be entitled to the rights of registered holders of American Depositary Shares specified therein and in the Deposit Agreement.

(n)    Shares. (i) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights. The Shares, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s constitutive documents or any agreement or other instrument to which the Company is a party. (ii) The Shares, when issued, are freely transferable by the Company to or for the account of the several Underwriters and the initial purchasers thereof.

(o)    Accurate Disclosure. The statements in the Time of Sale Prospectus and the Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation,” “Management,” “Principal Shareholders,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sales,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such matters described therein in all material respects.

(p)    Listing. The American Depositary Shares have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(q)    Compliance with Law, Constitutive Documents and Contracts. Except as described in the Time of Sale Prospectus and the Prospectus, neither the Company nor any of the Subsidiaries and Affiliated Entities is (i) in breach or violation of any provision of applicable law (including any applicable law concerning private education, intellectual property rights and foreign investment in the education sector in China) or (ii) is in breach or violation of its respective constitutive documents, or (iii) in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any agreement or other instrument that is binding upon the Company or any of the Subsidiaries and Affiliated Entities, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries and Affiliated Entities, except in the case of (i) and (iii) above, where such breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)    Absence of Defaults and Conflicts Resulting from Transaction. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene (i) any provision of applicable law or the memorandum and articles of association of the Company, (ii) any agreement or other instrument binding upon the Company or any of the Subsidiaries and Affiliated Entities that is material to the Company and the Subsidiaries and Affiliated Entities, taken as a whole, or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries and Affiliated Entities; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except such as may be required by the securities or Blue Sky laws of the various states of the United States of America in connection with the offer and sale of the Shares or the American Depositary Shares.

(s)    No Material Adverse Change in Business. Since the end of the period covered by the latest audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus (i) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), earnings, results of operations, business, properties or prospects of the Company and its Subsidiaries and Affiliated Entities, taken as a whole; (ii) there has been no purchase of its own outstanding share capital by the Company, no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital; (iii) there has been no material adverse change in the share capital, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its Subsidiaries and Affiliated Entities, taken as a whole; (iv) neither the Company nor any of its Subsidiaries and Affiliated Entities has (A) entered into or assumed any material transaction or agreement, (B) incurred, assumed or acquired any material liability or obligation, direct or contingent, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other asset, or (D) agreed to take any of the foregoing actions, that would, in the case of any of clauses (i) through (iv) above, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (v) neither the Company nor any of its Subsidiaries and Affiliated Entities has sustained any material loss or interference with its business from fire, explosion, flood, typhoon, or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(t)    No Pending Proceedings. There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) to which the Company, any of its Subsidiaries and Affiliated Entities or any of its executive officers, directors and key employees is a party or to which any of the properties of the Company or any of its Subsidiaries and Affiliated Entities is subject (i) other than proceedings disclosed in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(u)    Preliminary Prospectuses. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(v)    Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(w)    Environmental Laws. (i) The Company and its Subsidiaries and Affiliated Entities, (A) are in compliance with any and all applicable national, local and foreign laws and regulations (including, for the avoidance of doubt, all applicable laws and regulations of the PRC) relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in aggregate, reasonably be expected to have a Material Adverse Effect. (ii) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), except for those that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x)    Registration Rights; Lock-up Letters. Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Restricted Period referred to in Section 6(y) hereof. Each director, executive officer and existing shareholder and warrant holder as well as certain option holders of the Company has furnished to the Representatives on or prior to the date hereof a letter or letters substantially in the form of Exhibit A hereto (the “Lock-Up Letter”).

(y)    Compliance with Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries and Affiliated Entities, nor any director or officer thereof nor, to the Company’s knowledge after due inquiry, any employee, agent, affiliate or representative of the Company or of any of its Subsidiaries and Affiliated Entities, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to induce such government official to do or omit to do any act in violation of his lawful duties, influence official action or secure, obtain or retain business or any other improper advantage; (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; or (iv) will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, the Anti-Unfair Competition Law of the PRC, the Criminal Law of the PRC or any applicable anti-corruption laws (collectively, the “Anti-Corruption Laws”); and the Company and its Subsidiaries and Affiliated Entities and affiliates have conducted their businesses in compliance with Anti-Corruption Laws and have instituted, maintained and implemented, and will continue to maintain and implement, policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

(z)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries and Affiliated Entities are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Anti-Money Laundering Law of the PRC, the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Company and its Subsidiaries and Affiliated Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or Affiliated Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(aa)    Compliance with Economic Sanctions. (i) Neither the Company nor any of its Subsidiaries or Affiliated Entities, nor any director or officer thereof, nor, to the knowledge of the Company, any employee, agent, affiliate or representative of the Company or any of its Subsidiaries and Affiliated Entities, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)	the subject of any sanctions administered or enforced by the U.S. government, including but not limited to the U.S. Department of Treasury’s Office of Foreign Assets Control and the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)	located, organized or resident in, or a national, governmental entity or agent of, a country or territory that is, the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)	The Company represents and covenants that the Company and its Subsidiaries and Affiliated Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)	to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions; or

(B)	in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)	The Company represents and covenants that, for the past five years, the Company and its Subsidiaries and Affiliated Entities have not engaged in, are not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(bb)    Title to Property. (i) Each of the Company and its Subsidiaries and Affiliated Entities has good and marketable title (valid building ownership certificates in the case of real property located in the PRC) to all real property, and good and marketable title to all personal property, owned by them which is material to the business of the Company and its Subsidiaries and Affiliated Entities, in each case free and clear of all liens, encumbrances and defects except for the buildings owned by Beijing Global Education & Technology Co., Ltd. which have been mortgaged to banks and except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and Affiliated Entities; and any real property and buildings held under lease by the Company and its Subsidiaries and Affiliated Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries and Affiliated Entities, in each case except as described in the Time of Sale Prospectus and the Prospectus.

(cc)    Possession of Intellectual Property. The Company and its Subsidiaries and Affiliated Entities own, possess, or have been authorized to use, or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the Time of Sale Prospectus and the Prospectus to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its Subsidiaries and Affiliated Entities; (ii) there is no infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or its Subsidiaries and Affiliated Entities or third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries and Affiliated Entities; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or the Subsidiaries’ and Affiliated Entities’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company, any Subsidiary or any Affiliated Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or its Subsidiaries and Affiliated Entities in their businesses has been obtained or is being used by the Company or its Subsidiaries and Affiliated Entities in violation of any contractual obligation binding on the Company or its Subsidiaries and Affiliated Entities in violation of the rights of any persons, except in each case covered by clauses (i) to (vi) such as would not, if determined adversely to the Company or its Subsidiaries and Affiliated Entities, individually or in the aggregate, have a Material Adverse Effect.

(dd)    Merger or Consolidation. Neither the Company nor any of its Subsidiaries or Affiliated Entities is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and which is not so described.

(ee)    Termination of Contracts. Neither the Company nor any of its Subsidiaries or Affiliated Entities has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the Time of Sale Prospectus and the Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or Affiliated Entities, or to the knowledge of the Company, by any other party to any such contract or agreement.

(ff)    Absence of Labor Dispute; Compliance with Labor Law. No material labor dispute with the employees or third-party contractors of the Company or any of its Subsidiaries and Affiliated Entities exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, service providers or business partners of the Company and its Subsidiaries and Affiliated Entities that could have a Material Adverse Effect. Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its Subsidiaries and Affiliated Entities are and have been in all times in compliance with all applicable labor laws and regulations in all material respects, and no governmental investigation or proceedings with respect to labor law compliance exists, or, to the knowledge of the Company, is imminent.

(gg)    Insurance. Each of the Company and its Subsidiaries and Affiliated Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts which are reasonably adequate and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries and Affiliated Entities has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries and Affiliated Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(hh)    Possession of Licenses and Permits. Except as disclosed in the Time of Sale Prospectus and the Prospectus, (i) each of the Company and its Subsidiaries and Affiliated Entities possesses all licenses, certificates, authorizations, declarations and permits issued by, and has made all necessary reports to and filings with, the appropriate national, local or foreign regulatory authorities having jurisdiction over the Company and each of its Subsidiaries and Affiliated Entities and their respective assets and properties, for the Company and each of its Subsidiaries and Affiliated Entities to conduct their respective businesses, except for such failure to possess, report or file that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) each of the Company and its Subsidiaries and Affiliated Entities is in compliance with the terms and conditions of all such licenses, certificates, authorizations and permits in all material respects; (iii) such licenses, certificates, authorizations and permits are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the Time of Sale Prospectus or the Prospectus; (iv) neither the Company nor any of its Subsidiaries and Affiliated Entities has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit; or (v) neither the Company nor any of its Subsidiaries or Affiliated Entities has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course except for such failure to renew that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)    Related Party Transactions. No material relationships or material transactions, direct or indirect, exist between any of the Company or its Subsidiaries and Affiliated Entities on the one hand and their respective shareholders, sponsors, affiliates, officers and directors or any affiliates or family members of such persons on the other hand, except as described in the Time of Sale Prospectus and the Prospectus.

(jj)    PFIC Status. [Subject to the uncertainties and qualifications described under “U.S. Federal Income Tax Consequences” in the Prospectus, the Company does not expect to be a passive foreign investment company within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for 2018 or in the foreseeable future.]

(kk)    No Transaction or Other Taxes. No transaction, stamp, capital or other documentary, issuance, registration, transaction, transfer, withholding or other similar taxes or duties are payable by or on behalf of the Underwriters to the government of the PRC, Hong Kong or Cayman Islands or any political subdivision or taxing authority thereof in connection with (i) the creation, allotment, issuance, sale and delivery of the Shares by the Company or the deposit of the Shares with the Depositary and the Custodian, as defined in the Deposit Agreement (the “Custodian”), the issuance of the American Depositary Shares by the Depositary, and the delivery of the American Depositary Shares to or for the account of the Underwriters, (ii) the purchase from the Company of the Shares and the initial sale and delivery of the American Depositary Shares representing the Shares to purchasers thereof by the Underwriters, or (iii) the execution, delivery or performance of this Agreement or the Deposit Agreement; except that Cayman Islands stamp duty may be payable in the event that this Agreement or the Deposit Agreement is executed in or brought within the jurisdiction of the Cayman Islands.

(ll)    Independent Accountants. Deloitte Touche Tohmatsu Certified Public Accountants LLP, whose reports on the consolidated financial statements of the Company are included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent registered public accountants with respect to the Company as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.

(mm)    Financial Statements. The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules thereto, present fairly the consolidated financial position of the Company and the Subsidiaries and Affiliated Entities as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in compliance as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission and in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required; and the Company and the Subsidiaries and Affiliated Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(nn)    Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Time of Sale Prospectus and the Prospectus accurately and fairly describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult subjective or complex judgment; (ii) the material judgments and uncertainties affecting the application of critical accounting policies and estimates; (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; (iv) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (v) all off-balance sheet commitments and arrangements of the Company and its Subsidiaries and Affiliated Entities, if any. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and have consulted with its independent accountants with regards to such disclosure.

(oo)    Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company maintains a system of internal controls over accounting matters and financial reporting and legal and regulatory compliance controls (collectively, “Internal Controls”) which are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Time of Sale Prospectus and the Prospectus, since the date of the latest audited financial statements included in the Time of Sale Prospectus and the Prospectus, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) ; (ii) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting; and (iii) no fraud involving management or other employees who have a significant role in internal controls.

(pp)    Absence of Accounting Issues. The Company has not received any notice, oral or written, from the board of directors stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the board of directors review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to any of the Company’s material accounting policies; or (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years.

(qq)    [Reserved]

(rr)    Third-party Data. Any statistical, industry-related and market-related data included in the Registration Statement, the Time of Sale Prospectus or Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(ss)    Registration Statement Exhibits. There are no contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement or the Form 8-A Registration Statement or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described or filed as required.

(tt)    No Unapproved Marketing Documents. The Company has not distributed and, prior to the later to occur of any delivery date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the preliminary prospectus filed as part of the Registration Statement or as part of any amendment thereto, the Prospectus and any issuer free writing prospectus to which the Representatives have consented, as set forth on Schedule II hereto.

(uu)    Payments of Dividends; Payments in Foreign Currency. Except as described in the Time of Sale Prospectus and Prospectus, (i) none of the Company nor any of its Subsidiaries and Affiliated Entities is prohibited, directly or indirectly, from (A) paying any dividends or making any other distributions on its share capital, (B) making or repaying any loan or advance to the Company or any other Subsidiary or Affiliated Entity or (C) transferring any of its properties or assets to the Company or any other Subsidiary or Affiliated Entity; and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of its Subsidiaries and Affiliated Entities (A) may be converted into United States dollars, that may be freely transferred out of such Person’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such Person’s jurisdiction of incorporation or tax residence; and (B) are not and will not be subject to withholding, value added or other taxes under the currently effective laws and regulations of such Person’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency or body having jurisdiction over such Person.

(vv)    Compliance with PRC Overseas Investment and Listing Regulations. Except as described in the Time of Sale Prospectus and the Prospectus, each of the Company and its Subsidiaries and Affiliated Entities has complied, and has taken all reasonable steps to ensure compliance by each of its shareholders that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange ( “SAFE”)) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such Person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of SAFE).

(ww)    M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and SAFE on August 8, 2006 and amended by the Ministry of Commerce on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. Except as described in the Time of Sale Prospectus and Prospectus, the issuance and sale of the Shares and the American Depositary Shares, the listing and trading of the American Depositary Shares on the New York Stock Exchange and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (i) are not and will not be, as of the date hereof or at the Closing Date or an Option Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC.

(xx)    Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(yy)    Absence of Manipulation. None of the Company, the Subsidiaries and Affiliated Entities and any of their respective directors and officers, and to the knowledge of the Company, any of their respective affiliates and controlling persons has taken, directly or indirectly, any action which was designed to cause or result in, or that has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and the American Depositary Shares.

(zz)    No Sale, Issuance and Distribution of Shares. Except as described in the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(aaa)    No Immunity. None of the Company, the Subsidiaries and Affiliated Entities or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, Hong Kong, the PRC, the State of New York or the United States, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, Hong Kong, PRC, the State of New York or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, any of the Subsidiaries and Affiliated Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries and Affiliated Entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 13 hereof and Section 7.6 of the Deposit Agreement.

(bbb)    Validity of Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands, Hong Kong and the PRC and will be honored by courts in the Cayman Islands, Hong Kong and the PRC. The Company has the power to submit, and pursuant to Section 13 hereof and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 13 hereof and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the Shares or the American Depositary Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 13 hereof and Section 7.6 of the Deposit Agreement.

(ccc)    Enforceability of Judgment. Each of this Agreement and the Deposit Agreement is in proper form under the laws of the Cayman Islands or the PRC for the enforcement thereof against the Company, and to ensure the legality of evidence in the Cayman Islands and the PRC of this Agreement and the Deposit Agreement. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of the Cayman Islands and the PRC, provided that (i) with respect to courts of the Cayman Islands, such judgment (A) is given by a foreign court of competent jurisdiction, (B) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (C) is not in respect of taxes, a fine or a penalty, and (D) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands, and (ii) with respect to courts of the PRC, (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the PRC, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (D) an action between the same parties in the same matter is not pending in any PRC court at the time the lawsuit is instituted in a foreign court. The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or PRC.

(ddd)     No Finder’s Fee. There are no contracts, agreements or understandings between the Company or its Subsidiaries and Affiliated Entities and any person that would give rise to a valid claim against the Company or its Subsidiaries and Affiliated Entities or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering, or any other arrangements, agreements, understandings, payments or issuance with respect to the Company and its Subsidiaries and Affiliated Entities or any of their respective officers, directors, shareholders, sponsors, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority (“FINRA”).

(eee)    No Broker-Dealer Affiliation. There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of its Subsidiaries and Affiliated Entities or any of their respective officers or directors or, to the knowledge of the Company, any of their respective 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date that the Registration Statement was initially filed with the Commission.

(fff)    [Reserved]

(ggg)    Compliance with Foreign Laws. The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed American Depositary Shares in any jurisdiction where the Directed American Depositary Shares are being offered.

(hhh)    Absence of Unlawful Influence. The Company has not offered, or caused the Designated Underwriter or its affiliates to offer, Directed American Depositary Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its services or products.

(iii)    Representation of Officers. Any certificate signed by any officer of the Company and delivered to the Representatives or counsel to the Underwriters in connection with the offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(jjj)    Tax Filings. (i) The Company and each of its Subsidiaries and the Affiliated Entities have filed all national, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon, except where the failure to file such tax return or pay such taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries and the Affiliated Entities which has had (nor does the Company nor any of its Subsidiaries and the Affiliated Entities have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and the Affiliated Entities and which could reasonably be expected to have) a Material Adverse Effect. (ii) The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined. (iii) All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of the Subsidiaries and Affiliated Entities as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

2.    Agreements to Sell and Purchase.

The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at US$[            ] per American Depositary Share (the “Purchase Price”) the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Securities.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company hereby agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 2,160,000 Additional Shares in the form of 1,080,000 American Depositary Shares at the Purchase Price. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.    Terms of Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares in the form of American Depositary Shares as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable. The Company is further advised by the Representatives that the Shares are to be offered to the public initially at US$[            ] per American Depositary Share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of US$[            ] per American Depositary Share under the Public Offering Price.

4.    Payment and Delivery.

(a)    Payment for the Firm Shares to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at [Time], New York City time, on [Date], or at such other time on the same or such other date, not later than [Date], as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

(b)    Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at [Time], New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [Date] as shall be designated in writing by the Representatives.

(c)    The American Depositary Shares to be delivered to each Underwriter shall be delivered in book entry form, and in such denominations and registered in such names as the Representatives may request in writing not later than one full business day prior to the Closing Date or an Option Closing Date, as the case may be. Such American Depositary Shares shall be delivered by or on behalf of the Company to the Representatives through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal or other immediately available funds to the account(s) specified by the Company to the Representatives on the Closing Date or Option Closing Date, as the case may be, or at such other time and date as shall be designated in writing by the Representatives. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law. The Company will cause the certificates representing the Shares to be made available for inspection at least 24 hours prior to the Closing Date or Option Closing Date, as the case may be.

(d)    [The Company agrees to the withholding of a portion of the payment for the Firm Shares equal to [    ]% of the shortfall of the subscription monies for the Directed American Depositary Shares (the “DSP Reserved Payment”). The Designated Underwriter (including its affiliates) has the right on or after the Closing Date to (a) dispose of the Directed American Depositary Shares that the Participants fail to pay for and accept delivery of, and (b) deduct from the DSP Reserved Payment an amount as agreed with the Company to cover (i) any losses caused by the failure of any Participant to pay for and accept delivery of Directed American Depositary Shares that the Participant agreed to purchase (including without limitation any funding cost incurred by the Designated Underwriter (including its affiliates) resulting from the advance of funds beginning on the Closing Date until the receipt of the proceeds by the Designated Underwriter (including its affiliates) from the disposition of such Directed American Depositary Shares), or (ii) any transaction, stamp, capital or other issuance, registration, transaction, transfer, withholding or other taxes or duties incurred by the Designated Underwriter (including its affiliates) in connection with the Directed Share Program, pursuant to the indemnification under Section 10 hereof.]

5.    Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date and each Option Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [Time] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or an Option Closing Date, as the case may be, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries and Affiliated Entities, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)    The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, a certificate, dated such date, signed by an executive officer of the Company, (i) to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date (and the officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened) and (ii) with respect to such other matters as the Representatives may reasonably require.

(c)    The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, a certificate, dated such date and signed by the chief executive officer of the Company with respect to certain operating data and financial figures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in form and substance satisfactory to the Underwriters.

(d)    The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion and negative assurance letter of Davis Polk & Wardwell LLP, U.S. counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(e)    The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Walkers, Cayman Islands counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(f)    The Company shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Tian Yuan Law Firm, PRC counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, a copy of which shall have been provided to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(g)    The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Davis Polk & Wardwell LLP, Hong Kong counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

At the request of the Company, the opinions of counsel for the Company described above (except for the opinion of the PRC counsel for the Company) shall be addressed to the Underwriters and shall so state therein.

(h)    The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion and negative assurance letter of Wilson Sonsini Goodrich & Rosati, U.S. counsel for the Underwriters, dated the Closing Date or Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(i)    The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Han Kun Law Offices, PRC counsel for the Underwriters, dated the Closing Date or an Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(j)    The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of White & Case, counsel for the Depositary, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(k)    The Underwriters shall have received, on each of the date hereof and the Closing Date or Option Closing Date, as the case may be, a letter dated such date, in form and substance satisfactory to the Underwriters, from Deloitte Touche Tohmatsu Certified Public Accountants LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(l)    The “lock-up” letters, each substantially in the form of Exhibit A hereto, executed by the individuals and entities listed on Schedule IV relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(m)    The Company and the Depositary shall have executed and delivered the Deposit Agreement and, in the case of the Company, and the Deposit Agreement shall be in full force and effect on the Closing Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Shares and the issuance of the American Depositary Shares representing such Shares in accordance with the Deposit Agreement.

(n)    The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Shares against issuance of the American Depositary Shares, the execution, issuance, countersignature and delivery of the American Depositary Shares pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(o)    The American Depositary Shares representing the Shares shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(p)    If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall have filed a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) promptly after 4:00 p.m., New York City time, on the date of this Agreement, and the Company shall have at the time of filing either paid to the Commission the filing fee for the Rule 462 Registration Statement or given irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(q)    The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(r)    No stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(s)    FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

(t)    On the Closing Date or an Option Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the Time of Sale Prospectus and the Prospectus, issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6.    Covenants of the Company.

The Company, in addition to its other agreements and obligations hereunder, covenants with each Underwriter as follows:

(a)    To file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act.

(b)    To furnish to the Representatives, without charge, copies of the Registration Statement and the ADS Registration Statement (including, in each case, exhibits thereto) reasonably requested by the Representatives and for delivery to each other Underwriter a conformed copy of the Registration Statement and the ADS Registration Statement (in each case, without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Sections 6(f) or 6(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(c)    Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d)    To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(e)    Without the prior consent of the Representatives, not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f)    If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g)    If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h)    To endeavor to qualify the Shares and the American Depositary Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(i)    To advise the Representatives promptly and confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, any Time of Sale Prospectus, Prospectus or free writing prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or the ADS Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

(j)    To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including Rule 158 under the Securities Act).

(k)    During the period when the Prospectus is required to be delivered under the Securities Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder; during the five-year period after the date of this Agreement, to furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and to furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with or furnished to the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its EDGAR reporting system, it is not required to furnish such reports or statements filed through EDGAR to the Underwriters.

(l)    To apply the net proceeds to the Company from the sale of the Shares in the manner set forth under the heading “Use of Proceeds” in the Time of Sale Prospectus and to file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required by Rule 463 under the Securities Act; not to invest, or otherwise use the proceeds received by the Company from its sale of the American Depositary Shares in such a manner (i) as would require the Company or any of the Subsidiaries and Affiliated Entities to register as an investment company under the 1940 Act, and (ii) that would result in the Company being not in compliance with any applicable laws, rules and regulations of the State Administration of Foreign Exchange of the PRC.

(m)    Not to take, and to cause each of its Subsidiaries and Affiliated Entities not to, take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the American Depositary Shares.

(n)    (i) To indemnify and hold harmless the Underwriters against any transaction, stamp, capital, issuance, registration, documentary, transaction, transfer, withholding or other similar taxes or duties imposed by the PRC, Hong Kong, the Cayman Islands or any other applicable jurisdiction or any political subdivision or taxing authority thereof or therein, including any interest and penalties, on the creation, allotment, issue and sale of the Shares or American Depositary Shares to the Underwriters and on the execution and delivery of, and the performance of the obligations (including the initial resale and delivery of the American Depositary Shares by the underwriters) under, this Agreement or the Deposit Agreement and on bringing any such document within any jurisdiction; (ii) to ensure that all payments made by the Company hereunder shall be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed by the PRC, Hong Kong, the Cayman Islands or any other applicable jurisdiction or any political subdivision or taxing authority thereof or therein unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided that no such additional amounts shall be paid by the Company in respect of any tax imposed on the net income of the Underwriters or as a result of any connection between the underwriters and the jurisdiction imposing such tax other than as a result of the transaction contemplated in this Agreement; (iii) all sums payable by the Company to the Underwriters hereunder shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to the Underwriters, the Company shall pay such additional amounts equal to any applicable value added or similar tax.

(o)    To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed American Depositary Shares are offered in connection with the Directed Share Program.

(p)    In connection with the Directed Share Program, to ensure that the Directed American Depositary Shares will be restricted to the extent required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of six months following the date of the effectiveness of the Registration Statement (it being understood that the Designated Underwriter will notify the Company as to which Participants will need to be so restricted); and to direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(q)    To pay all fees and disbursements of counsel (including non-U.S. counsel) incurred by the Underwriters in connection with the Directed Share Program and transaction, stamp, capital or other issuance, registration, transaction, transfer, withholding or other taxes or duties, if any, incurred by the Underwriters in connection with the Directed Share Program.

(r)    To comply with the terms of the Deposit Agreement so that the American Depositary Shares will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the Closing Date and each applicable Option Closing Date.

(s)    (i) Not to attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering, to use its reasonable commercial efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) to use its reasonable commercial efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(t)    To comply with the PRC Overseas Investment and Listing Regulations, and to use its reasonable commercial efforts to cause holders of its Ordinary Shares that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of SAFE).

(u)     To use reasonable commercial efforts to rectify or cure any non-compliance and maintain compliance with PRC laws and regulations applicable to the Company’s operations.

(v)    To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the Restricted Period (as defined in this Section 6).

(w)    If at any time following the distribution of any Written Testing-the-Waters Communication (if applicable) there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, to promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(x)    Prior to the Closing Date, to have purchased insurance covering its directors and officers for liabilities or losses arising in connection with this offering, including, without limitation, liabilities or losses arising under the Securities Act, the Exchange Act and the rules and regulations thereof.

(y)    Without the prior written consent of the Representatives on behalf of the Underwriters, not to, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, American Depositary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or American Depositary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares, American Depositary Shares or such other securities, in cash or otherwise or (iii) file any registration statement with the Commission relating to the offering of any Ordinary Shares, American Depositary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares.

The restrictions contained in the preceding paragraph shall not apply to (i) the Shares to be sold hereunder, (ii) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, or (iii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, provided that (A) such plan does not provide for the transfer of Ordinary Shares during the Restricted Period and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under such plan during the Restricted Period.

If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 5 hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

7.    Expenses. [Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses and fees incident to the performance of its obligations under this Agreement, and the Underwriters have the right to deduct the corresponding amounts as agreed between the Company and the Underwriters from any payment for the Firm Shares or the Additional Shares, as the case may be, to the Company, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares and the American Depositary Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares and the American Depositary Shares to the Underwriters, including any transfer or other similar taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares or the American Depositary Shares under state securities laws and all expenses in connection with the qualification of the Shares and American Depositary Shares for offer and sale under state securities laws as provided in Section 6(h) hereof, including filing fees reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees in connection with the review and qualification of the offering of the Shares by FINRA, (v) the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA up to a maximum of $100,000 and all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and any losses caused by the failure of any Participant to pay for and accept delivery of Directed American Depositary Shares that the Participant agreed to purchase under the Directed Share Program (including without limitation any funding cost incurred by the Designated Underwriter (including its affiliates) resulting from the advance of funds beginning on the Closing Date until the receipt of the proceeds by the Designated Underwriter (including its affiliates) from the disposition of such Directed American Depositary Shares), and any transaction, stamp, capital or other issuance, registration, transaction, transfer, withholding or other taxes or duties incurred by the Designated Underwriter (including its affiliates) in connection with the Directed Share Program, pursuant to the indemnification under Section 10 hereof (which, for the avoidance of doubt, shall include any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim so caused as provided under Section 10), (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the American Depositary Shares and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vii) the reasonable fees of counsel incurred in connection with the distribution and sale of the American Depositary Shares into Canada, if applicable; (viii) the cost of printing certificates representing the Shares or the American Depositary Shares, (ix) the costs and charges of any transfer agent, registrar or depositary, (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the American Depositary Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, expenses associated with hosting investor meetings or luncheons, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel, meals and lodging expenses of any such consultants and the Company’s representatives, and the cost of any vehicle or aircraft chartered for the purpose of the testing-the-waters and the road show, (xi) the document production charges and expenses associated with printing this Agreement, (xii) the fees and disbursements of counsel incurred by the Underwriters in connection with the registration and delivery of the Shares under the Securities Act, and (xiii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in subsections (v) and (xii) of this Section, Section 4(d), Section 9 entitled “Indemnity and Contribution”, Section 10 entitled “Directed Share Program Indemnification” and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.]

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and any of the Underwriters may otherwise have for the allocation of such expenses among themselves.

8.    Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

9.    Indemnity and Contribution.

(a)    The Company agrees to indemnify and hold harmless each Underwriter, each director, officer and employee of an Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by, in the light of the circumstances under which they were made, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or the Written Testing-the-Waters Communication (if any) caused by, in the light of the circumstances under which they were made, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the concession figures appearing in the [third] paragraph, the disclosure on sales to discretionary accounts appearing in the [seventh] paragraph and the addresses of the Representatives appearing in the [twentieth] paragraph under the caption “Underwriting” (the “Underwriter Information”).

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, and (y) does not include any statement as to, or any admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    To the extent the indemnification provided for in Section 9(a) or 9(b), is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)    The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)    The indemnity and contribution provisions contained in this Section 9 and Section 6(n) and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of (A) any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or (B) the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

10.    Directed Share Program Indemnification.

(a)    The Company agrees to indemnify and hold harmless the Designated Underwriter, each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Designated Underwriter within the meaning of Rule 405 of the Securities Act (the “Designated Underwriter Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed American Depositary Shares that the Participant agreed to purchase (including without limitation any funding cost incurred by the Designated Underwriter (including its affiliates) resulting from the advance of funds beginning on the Closing Date until the receipt of the proceeds by the Designated Underwriter (including its affiliates) from the disposition of such Directed American Depositary Shares); (iii) related to any transaction, stamp, capital or other issuance, registration, transaction, transfer, withholding or other taxes or duties incurred by the Designated Underwriter (including its affiliates) in connection with the Directed Share Program; or (iv) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Designated Underwriter Entities.

(b)    In case any proceeding (including any governmental investigation) shall be instituted involving any Designated Underwriter Entity in respect of which indemnity may be sought pursuant to Section 10(a), the Designated Underwriter Entity seeking indemnity shall promptly notify the Company in writing and the Company, upon request of the Designated Underwriter Entity, shall retain counsel reasonably satisfactory to the Designated Underwriter Entity to represent the Designated Underwriter Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Designated Underwriter Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Designated Underwriter Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Designated Underwriter Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Designated Underwriter Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Designated Underwriter Entities. Any such separate firm for the Designated Underwriter Entities shall be designated in writing by Designated Underwriter. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Designated Underwriter Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Designated Underwriter Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Designated Underwriter Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Designated Underwriter, effect any settlement of any pending or threatened proceeding in respect of which any Designated Underwriter Entity is or could have been a party and indemnity could have been sought hereunder by such Designated Underwriter Entity, unless such settlement includes an unconditional release of the Designated Underwriter Entities from all liability on claims that are the subject matter of such proceeding.

(c)    To the extent the indemnification provided for in Section 10(a) is unavailable to a Designated Underwriter Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Designated Underwriter Entity thereunder shall contribute to the amount paid or payable by the Designated Underwriter Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Designated Underwriter Entities on the other hand from the offering of the Directed American Depositary Shares or (ii) if the allocation provided by clause 10(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(c)(i) above but also the relative fault of the Company on the one hand and of the Designated Underwriter Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Designated Underwriter Entities on the other hand in connection with the offering of the Directed American Depositary Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed American Depositary Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Designated Underwriter Entities for the Directed American Depositary Shares bear to the aggregate Public Offering Price of the Directed American Depositary Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Designated Underwriter Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Designated Underwriter Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d)    The Company and the Designated Underwriter Entities agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Designated Underwriter Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(c). The amount paid or payable by the Designated Underwriter Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Designated Underwriter Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Designated Underwriter Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed American Depositary Shares distributed to the public were offered to the public exceeds the amount of any damages that such Designated Underwriter Entity has otherwise been required to pay. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e)    The indemnity and contribution provisions contained in this Section 10 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Designated Underwriter Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed American Depositary Shares.

11.    Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, The Hong Kong Stock Exchange or other relevant exchanges (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the PRC or the Cayman Islands shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State, PRC or Cayman Islands authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

12.    Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

13.    Submission to Jurisdiction; Appointment of Agent for Service. The Company hereby irrevocably submits to the exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in The City of New York (each, a “New York Court”) in any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the American Depositary Shares or any transactions contemplated hereby. The Company and each of the Company’s Subsidiaries and Affiliated Entities irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the American Depositary Shares or any transactions contemplated hereby in the New York Courts, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Cogency Global Inc. as its respective authorized agent (the “Authorized Agent”) in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company, as the case may be, in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

14.    Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company pursuant to this Agreement with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

15.    Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) and any written agreements in addition to, supplement or supersede this Agreement that relate to the sale and purchase of the Shares and the offering of the American Depositary Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares and the offering of the American Depositary Shares.

16.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17.    Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

18.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

United States

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

United States

if to the Company shall be delivered, mailed or sent to Puxin Limited, at Floor 16, Chuangfu Mansion, No. 18 Danling Street, Haidian District, Beijing, 100080, the People’s Republic of China,, Attention: Chunxiang Tan.

20.    Parties at Interest. The Agreement set forth has been and is made solely for the benefit of the Underwriters, the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such sections and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any rights under or by virtue of this Agreement.

21.    Absence of Fiduciary Relationship. The Company acknowledges and agrees to each of the following:

(a)    No Other Relationship. Each of the Representatives has been retained solely to act as an underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and any of the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether any of the Representatives have advised or are advising the Company on other matters.

(b)    Arms’ Length Negotiations. The price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement.

(c)    Absence of Obligation to Disclose. The Company has been advised that the each of the Representatives and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that each of the Representatives has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship.

(d)    Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the each of the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Representatives shall have any liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

22.    Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 9(b) of this Agreement shall be deemed to be for the benefit of its directors, its officers who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 22, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

23.    Partial Unenforceability. The invalidity or unenforceability of any section, subsection, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, subsection, paragraph or provision hereof. If any section, subsection, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

24.    Amendments. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[Signature page follows]

Very truly yours,

PUXIN LIMITED

By:
Name:
Title:

[Signature page to Underwriting Agreement]

Accepted as of the date hereof Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

[Signature page to Underwriting Agreement]

Accepted as of the date hereof Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

[Signature page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased	Maximum Number of Additional Shares To Be Purchased
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Barclays Capital Inc.
Haitong International Securities Company Limited
China International Capital Corporation Hong Kong Securities Limited

Total	14,400,000	2,160,000

Schedule I

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued June 1, 2018

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.	[orally communicated pricing information such as price per share and size of offering if a Rule 134 pricing term sheet is used at the time of sale instead of a pricing term sheet filed by the Company under Rule 433(d) as a free writing prospectus]

Schedule II

SCHEDULE III-A

SUBSIDIARIES OF THE COMPANY

Name	Place of Incorporation
Prepshine Holdings Co., Limited	Hong Kong
Beijing Global Education & Technology Co., Ltd.	PRC
Purong (Beijing) Information Technology Co., Ltd.	PRC

Schedule III-A

SCHEDULE III-B

AFFILIATED ENTITIES OF THE COMPANY

Viable Interest Entity		Place of Incorporation
Puxin Education Technology Group Co., Ltd. (朴新教育科技集团有限公司)		PRC

Viable Interest Entity’s Subsidiaries		Place of Incorporation
1.	Shanghai Pukuan Education Technology Co., Ltd.（上海朴宽教育科技有限公司）	PRC
2.	Shanghai Jinshan District Xinkebiao Education Training Center （上海金山区新课标教育培训中心）	PRC
3.	Chongqing Puxin Technology Co., Ltd.*（重庆朴新科技有限公司）	PRC
4.	Chongqing Puxin Wuyou Information Consulting Services Co., Ltd.（重庆朴新无忧教育信息咨询服务有限公司）	PRC
5.	Chongqing Shapingba District Wuyou Education Training School（重庆市沙坪坝区无忧教育培训学校）	PRC
6.	Chongqing Beipei District Wuyou Education Training School （重庆市北碚区无忧教育培训学校）	PRC
7.	Chongqing Youfang Wuyou Education Information Consulting Services Co., Ltd. （重庆优方无忧教育信息咨询服务有限公司）	PRC
8.	Chongqing Jiulongpo District Wuyou Education Training Co., Ltd.（重庆市九龙坡区无忧教育培训有限公司)	PRC
9.	Beijing Xuezong Tianxia Education Technology Co., Ltd. （北京学纵天下教育科技有限公司）	PRC
10.	Beijing Puxing Education Technology Co., Ltd.（北京朴兴教育科技有限公司)	PRC
11.	Beijing Puxian Education Technology Ltd.（北京朴贤教育科技有限公司)	PRC
12.	Beijing Haidian District Puxin Training School*（北京市海淀区朴新培训学校）	PRC
13.	Fuzhou Pude Education Technology Co., Ltd.（福州市朴德教育科技有限公司）	PRC
14.	Fuzhou Gulou District Xueyoufang Training School（福州市鼓楼区学有方培训学校）	PRC
15.	Hangzhou Puxin Technology Ltd.(杭州朴新科技有限公司)	PRC
16.	Hangzhou Feiyue Foreign Language Training School (杭州飞越外语培训学校)	PRC
17.	Hangzhou Yulan Specialty School（杭州育澜专修学校）	PRC

Schedule III-B

18.	Shenyang Meitong Education Information Consulting Co., Ltd.（沈阳美通教育信息咨询有限公司）	PRC
19.	Dalian Puxin Education Technology Co., Ltd.（大连朴新教育科技有限公司）	PRC
20.	Shenyang Huanggu District Dongfang Shenhua Art Training School（沈阳市皇姑区东方神画美术培训学校）	PRC
21.	Shenyang Shenhe District Dongfang Shenhua Education Training Center （沈阳市沈河区东方神画教育培训中心）	PRC
22.	Shenyang Heping District Dongfang Shenhua Art Training Center（沈阳市和平区东方神画美术培训中心）	PRC
23.	Shenyang Tiexi District Dongfang Shenhua Art Training Center (沈阳市铁西区东方神画美术培训中心)	PRC
24.	Shenyang Being Modern Foreign Language School (沈阳市冰英现代外语培训学校)	PRC
25.	Shenyang Heping District Being Training Center (沈阳市和平区冰英教育培训中心)	PRC
26.	Shenyang Shenhe District Being Education Training Center (沈阳市沈河区冰英教育培训中心)	PRC
27.	Shenyang Tiexi District Being Education Training Center (沈阳市铁西区冰英教育培训中心)	PRC
28.	Dalian Dongfang Shenhua Education Consulting Co., Ltd.(大连东方神画教育咨询有限公司)	PRC
29.	Dalian Shahekou Dongfang Shenhua Children Art Training School (大连沙河口东方神画少儿美术培训学校)	PRC
30.	Yancheng Tiantian Xiangshang Education Training Co., Ltd. (盐城市天天向上教育培训有限公司)	PRC
31.	Beijing Meitong Education Consulting Co., Ltd. (北京美通教育咨询有限公司)	PRC
32.	Taiyuan Puxin Culture Communication Co., Ltd. (太原朴新文化传播有限公司)	PRC
33.	Taiyuan Mercan Training School （太原美康培训学校）	PRC
34.	Taiyuan Puxin Culture and Arts Co., Ltd. （太原朴新学文化艺术有限公司）	PRC
35.	Taiyuan Fubusi Education Training School（太原福布斯教育培训学校）	PRC
36.	Jinan Pude Education Technology Co., Ltd. （济南朴德教育科技有限公司）	PRC
37.	Jinan Delin Education Training School（济南市德林教育培训学校）	PRC
38.	Jinan Puxin Education Technology Co., Ltd. （济南朴新教育科技有限公司）	PRC
39.	Shandong Daozhen English Training School（山东道真英语专修学校）	PRC
40.	Jinan Tianqiao Distrit Puxin Education Training School（济南市天桥区朴新教育培训学校）	PRC

Schedule III-B

41.	Nanjing Dreams & Stars Information Consulting Co., Ltd. （南京筑梦星辰信息咨询有限公司）	PRC
42.	Jinan Qifa Education Consulting Co., Ltd（济南启发教育咨询有限公司）	PRC
43.	Jinan Qiru Education Training School（济南启儒教育培训学校）	PRC
44.	Beijing Jiameixin Education Consulting Co., Ltd. （北京嘉美信教育咨询有限责任公司）	PRC
45.	Nanjing Diyu Investment Management Co., Ltd. （南京低语投资管理有限公司）	PRC
46.	Nanjing Innovation Training School（南京市创新专修学校）	PRC
47.	Beijing Ruibao Tongqu Education Consulting Co., Ltd. （北京瑞宝童趣教育咨询有限公司）	PRC
48.	Chengdu Qidi Wanjuan Education Consulting Ltd. （成都启迪万卷教育咨询有限公司）	PRC
49.	Chengdu Wuhou District Shucai Education Training School*（成都市武侯区树才教育培训学校）	PRC
50.	Chengdu Jinniu District Shucai School（成都市金牛区树才学校）	PRC
51.	Chengdu Jinjiang District Shucai Training School（成都市锦江区树才培训学校）	PRC
52.	Shenyang Puxin Yingcai Education Consulting Co., Ltd. （沈阳朴新英才教育咨询有限公司）	PRC
53.	Tianjin Puxing Education Technology Co., Ltd.（天津朴兴教育科技有限公司）	PRC
54.	Beijing Shangxin Education Technology Co., Ltd.（北京上新教育科技有限公司）	PRC
55.	Beijing Hope Education Consulting Ltd.（北京厚谱教育咨询有限责任公司）	PRC
56.	Beijing Quakers Education Consulting Co., Ltd.（北京贵格教育咨询有限公司）	PRC
57.	Nanjing Shangxin Education Consulting Co., Ltd.（南京新上新教育咨询有限公司）	PRC
58.	Shanghai Shangxin Private-Purpose Entry-and-Exit Services Co., Ltd.（上海上新因私出入境服务有限公司）	PRC
59.	Beijing Pule Travel Co., Ltd. （北京朴乐旅游有限公司）	PRC
60.	Beijing Pule Education Technology Co., Ltd.（北京朴乐教育科技有限公司）	PRC
61.	Shenzhen Davis Information Consulting Co., Ltd.（深圳市戴维斯信息咨询有限公司）	PRC
62.	Shenzhen Futian District Davis English Training Center（深圳市福田区戴维斯英语培训中心）	PRC
63.	Shenzhen Meitong Education Technology Ltd. （深圳市美通教育科技有限公司）	PRC
64.	Beijing Puda Education Technology Co., Ltd. （北京朴达教育科技有限公司）	PRC

Schedule III-B

65.	Shaoxing Puxin Education Consulting Co., Ltd. （绍兴朴新教育信息咨询有限公司）	PRC
66.	Shaoxing Yuecheng District Lingxian Education Training School（绍兴市越城区领先教育培训学校）	PRC
67.	Yunan Pude Education Information Consulting Co., Ltd. （云南朴德教育信息咨询有限公司）	PRC
68.	Luzhou Puxin Culture Communication Co., Ltd. （泸州朴新文化传播有限公司）	PRC
69.	Luzhou Hanlin Assistant Education Center（泸州市翰林辅教中心）	PRC
70.	Xi’an Puxin Shanghe Culture Development Co., Ltd. （西安朴新尚和文化发展有限公司）	PRC
71.	Xi’an Yangjian Culture Training Center（西安杨健文化培训中心)	PRC
72.	Xi’an Changan District Yangjian Culture Education Training Center（西安市长安区杨健文化教育培训中心)	PRC
73.	Guizhou Puxintian Education Technology Co., Ltd.（贵州朴歆田教育科技有限公司)	PRC
74.	Qingzhen Tiantian English Training School（清镇田田英语培训学校)	PRC
75.	Baiyun District Tiantian Foreign Language School（白云区田田外语学校)	PRC
76.	Guiyang Wudang District Tiantian Foreign Language School（贵阳市乌当区田田外语学校)	PRC
77.	Guiyang Huaxi District Tiantian Training School（贵阳市花溪区田田培训学校)	PRC
78.	Guiyang Yunyan District Tiantian Education Training School（贵阳市云岩区田田教育培训学校)	PRC
79.	Beijing Meikaida Education Technology Co., Ltd. （北京美凯达教育科技有限公司)	PRC
80.	Tianjin Xinsiyuan Culture Communication Co., Ltd. （天津欣思源文化传播有限公司)	PRC
81.	Tianjin Nankai District Shengjia Training Center（天津市南开区晟嘉培训中心)	PRC
82.	Dalian Pude Education Consulting Co., Ltd. （大连朴德教育咨询有限公司)	PRC
83.	Dalian Xigang Tongfang Technology Culture Training School（大连西岗同芳科技文化培训学校)	PRC
84.	Ningbo Puxin Education Technology Co., Ltd. （宁波朴新教育科技发展有限公司)	PRC
85.	Ningbo Yinzhou District Puxin Wei’en Education Training School（宁波市鄞州区朴新维恩教育培训学校)	PRC
86.	Ningbo Haishu District Wei’en Education Training School（宁波市海曙区维恩教育培训学校)	PRC
87.	Ningbo Haishu Xiaoxingxing Foreign Language Training School（宁波市海曙小星星外语培训学校)	PRC

Schedule III-B

88.	Ningbo Jiangbei District Wei’en Education Training School（宁波市江北区维恩教育培训学校)	PRC
89.	Ningbo Yinzhou District Wei’en Education Training School（宁波市鄞州区维恩教育培训学校)	PRC
90.	Shenyang Pude Education Technology Co., Ltd. （沈阳朴德教育科技有限公司)	PRC
91.	Shenyang Tiexi District Zhongying Yulong Education Training Center（沈阳市铁西区忠英育龙教育培训中心)	PRC
92.	Shenyang Huanggu District Zhongying Yulong Education Training School（沈阳市皇姑区忠英育龙教育培训学校)	PRC
93.	Jilin Puxin Education Technology Co., Ltd.（吉林市朴新教育科技有限公司)	PRC
94.	Jilin Chuanying District Shiji Dongfang Training School（吉林市船营区世纪东方培训学校)	PRC
95.	Luoyang Pucai Education Technology Co., Ltd.（洛阳朴彩教育科技有限公司)	PRC
96.	Luoyang Luolong District Caihong Education Training School（洛阳市洛龙区彩虹教育培训学校)	PRC
97.	Luoyang Jianxi District Education Training School（洛阳市涧西区彩虹教育培训学校)	PRC
98.	Luoyang Gaoxin District Caihong Education Training School（洛阳市高新区彩虹教育培训学校)	PRC
99.	Guangzhou Yingxun Lixiang Education Information Consulting Co., Ltd.（广州英讯理想教育信息咨询有限公司)	PRC
100.	Guangzhou Yuexiu District Lixiang Training Center（广州市越秀区理想培训中心)	PRC
101.	Guangzhou Yingxun English Training Center（广州英讯英语培训中心)	PRC
102.	Beijing ZMN International Education Consulting Co., Ltd. （啄木鸟国际教育咨询（北京）有限公司)	PRC
103.	Beijing Haidian District ZMN Education Training School（北京市海淀区啄木鸟教育培训学校）	PRC
104.	Henan ZMN Education Consulting Ltd.（河南省啄木鸟教育咨询有限公司）	PRC
105.	Zhengzhou Jinshui District Woodpecker Foreign Language Training Center（郑州市金水区伍德派克外语培训中心）	PRC
106.	Kunming ZMN Education Information Consulting Co., Ltd.（昆明啄木鸟教育信息咨询有限公司）	PRC
107.	Shaanxi ZMN Culture Exchange Co., Ltd.（陕西啄木鸟文化交流有限责任公司）	PRC
108.	Shanghai ZMN Culture Exchange Co., Ltd.（啄木鸟文化交流（上海）有限公司）	PRC
109.	Dalian ZMN Education Consulting Co., Ltd.（啄木鸟教育咨询（大连）有限公司）	PRC
110.	Dalian Shahekou District ZMN Education Training School（大连市沙河口区啄木鸟教育培训学校）	PRC

Schedule III-B

111.	Qingdao ZMN Education Consulting Co., Ltd.（青岛啄木鸟教育咨询有限公司）	PRC
112.	Qingdao ZMN Foreign Language Training School（青岛啄木鸟外语培训学校）	PRC
113.	Chengdu ZMN Culture Communication Co., Ltd.（成都啄木鸟文化传播有限公司）	PRC
114.	Wuhan Woodpecker Culture Exchange Co., Ltd.（武汉市伍德派克文化交流有限公司）	PRC
115.	Taiyuan ZMN Education Consulting Co., Ltd. （太原啄木鸟教育咨询有限公司）	PRC
116.	Beijing Shaonianxing Technology Co., Ltd.（北京少年行科技有限公司）	PRC
117.	Shenyang ZMN Education Consulting Co., Ltd.（沈阳啄木鸟教育咨询有限公司）	PRC
118.	Hangzhou ZMN Education Consulting Co., Ltd. （杭州啄木鸟教育咨询有限公司）	PRC
119.	Chongqing ZMN Education Information Consulting Services Co., Ltd.（重庆啄木鸟教育信息咨询服务有限公司）	PRC
120.	Shanghai Global Career Education & Technology（上海环球前途教育科技控股有限公司）	PRC
121.	Wuhan Tianxia Jingying Education Consulting Co., Ltd. （武汉天下精英教育咨询有限公司）	PRC
122.	Wuhan Global English Training School（武汉环球英语培训学校）	PRC
123.	Nanjing Global Education Training School（南京市环球教育培训学校）	PRC
124.	Suzhou Yisi Career Education Consulting Co., Ltd.（苏州易思前途教育咨询有限公司）	PRC
125.	Suzhou Global Elite Training Center（苏州市环球精英培训中心）	PRC
126.	Nantong Chongchuan District Global IELTS Training Center（南通市崇川区环球雅思培训中心）	PRC
127.	Wuxi Global Career Education Consulting Co., Ltd. （无锡环球前途教育咨询有限公司）	PRC
128.	Wuxi Global IELTS Training Center（无锡市环球雅思培训中心）	PRC
129.	Ningbo Haishu District Elite IELTS Training School（宁波市海曙区精英雅思培训学校)	PRC
130.	Tianjin Global Career Education Technology Co., Ltd. （环球前途（天津）教育科技有限公司)	PRC
131.	Ningbo Yinzhou District Elite IELTS Training School（宁波市鄞州区精英雅思培训学校)	PRC
132.	Beijing Global Zhuoer Yingcai Culture Communication Co., Ltd. （北京环球卓尔英才文化传播有限公司)	PRC
133.	Wuhan Global English Training School（武汉环球英语培训学校)	PRC
134.	Beijing Chaoyang District Global IELTS Training School（北京市朝阳区环球雅思培训学校)	PRC

Schedule III-B

135.	Beijing Haidian Global IELTS Training School（北京市海淀区环球雅思培训学校)	PRC
136.	Shanghai Yangpu District Global IELTS Training School（上海市杨浦区环球雅思培训学校)	PRC
137.	Tianjin Heping District Global IELTS Training School（天津市和平区环球雅思培训学校)	PRC
138.	Shenzhen Global IELTS Training Center（深圳市环球雅思培训中心)	PRC
139.	Shenyang Global IETLS Training School（沈阳环球雅思培训学校)	PRC
140.	Guangzhou Tianxia Career Education Information Consulting Co., Ltd. （广州天下前途教育信息咨询有限公司)	PRC
141.	Guangzhou Yuexiu District Global Elite Training Center（广州市越秀区环球精英培训中心)	PRC
142.	Changchun Hafu Culture Communication Co., Ltd. （长春市哈孚文化交流传播有限公司)	PRC
143.	Changchun Chaoyang District Global IELTS Education Training School（长春市朝阳区环球雅思教育培训学校)	PRC
144.	Chengdu Global English School（成都环球英语学校)	PRC
145.	Xi’an Yanta District Aobo Foreign Language Training School（西安市雁塔区澳博外国语培训学校)	PRC
146.	Changsha Furong District Global IELTS Training School（长沙市芙蓉区环球雅思培训学校)	PRC
147.	Beijing Global Wuhu Study-abroad Consulting Co., Ltd. （环球五湖（北京）留学咨询有限公司)	PRC
148.	Beijing Global Zoubian Tianxia Travel Agency Co., Ltd.（北京环球走遍天下旅行社有限公司）	PRC
149.	Nantong Qiantu Yisi Consulting Ltd. （南通前途易思咨询有限公司）	PRC
150.	Pingyin Daozhen Education Training School（平阴县道真教育培训学校）	PRC
151.	Tianjin Beichen District Shengjia Training School （天津市北辰区晟嘉培训学校）	PRC
152.	Foshan Puxin Business Information Consulting Co., Ltd. （佛山朴新商务信息咨询有限公司）	PRC
153.	Hangzhou Global IELTS Education Technology Co., Ltd. （杭州环雅教育科技有限公司）	PRC
154.	Dalian New Jinpu District Tongfang Culture Training School（大连金普新区同芳文化培训学校）	PRC
155.	Dalian Ganjingzi District Tongfang Education Culture Training School（大连市甘井子区同芳教育文化培训学校）	PRC
156.	Dalian Zhongshan District Puxin Culture Training School Co., Ltd（大连市中山区朴新文化培训学校有限公司）	PRC
157.	Dalian Shahekou District Tongfang Culture Training School Co., Ltd（大连市沙河口区同芳文化培训学校有限公司）

Schedule III-B

158.	Shenyang Dadong District Dongfang Shenhua Training Center（沈阳市大东区东方神画美术培训中心）

Schedule III-B

SCHEDULE IV

LIST OF LOCKED-UP PARTIES

All directors and executive officers of the Company:

1.	Yunlong Sha

2.	Ming Hu

3.	Kehai Xie

4.	Xiaoxiao Liu

5.	Peng Wang

All existing shareholders of the Company:

1.	Long bright Limited

2.	Puxin Nova Limited

3.	Gao & Tianyi Limited

4.	Long wit Limited

5.	Long belief Limited

6.	Long favor Limited

7.	Trustbridge Partners VI, L.P.

8.	Fasturn Overseas Limited

9.	Pution Limited

10.	Prospect Limited

11.	Stary International Limited

12.	Long faith Limited

Warrant holder of the Company

1.	China Central International Asset Management Co. Limited

Certain option holders of the Company:

[ ]

Schedule IV

EXHIBIT A

FORM OF LOCK-UP LETTER

            , 2018

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

United States

Deutsche Bank Securities Inc.

60 Wall Street,

New York, NY 10005

United States

Dear Ladies and Gentlemen:

The undersigned understands that Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as representatives (each, a “Representative,” and collectively, the “Representatives”) of the several underwriters (the “Underwriters”) under the Underwriting Agreement, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Puxin Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives, of a certain number of ordinary shares, par value US$0.00005 per share, of the Company (the “Ordinary Shares”) in the form of American Depositary Shares (“American Depositary Shares”).

Exhibit A

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or American Depositary Shares (collectively, the “Securities”) beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for the Securities, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to the Securities or other securities of the Company acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares or other securities acquired in such open market transactions, (b) transfers of shares of the Securities or any security convertible into the Securities as a bona fide gift or by will or intestate succession upon the death of the undersigned, (c) transfers of shares of the Securities to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (d) distributions of shares of the Securities or any security convertible into the Securities to limited partners or stockholders of the undersigned, or (e) transfers of shares of the Securities to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by (or under the common control of management with) the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b), (c), (d) or (e), (i) each donee, trustee, distributee or transferee, as the case may be, shall sign and deliver to the Representatives a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Ordinary Shares, shall be required or shall be voluntarily made during the Restricted Period, or (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the Securities, provided that such plan does not provide for the transfer of the Securities during the Restricted Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of the Securities may be made under such plan during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities. The undersigned hereby also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Securities unless such transfer is in compliance with the foregoing restrictions.

[If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of the Securities, one of the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.]1

[1]	Insert if the undersigned is an executive officer or director of the Company.

The undersigned understands that the Company and the Underwriters are relying upon this letter in proceeding toward consummation of the Public Offering. The undersigned further understands that this letter is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representatives on behalf of the Underwriters.

Notwithstanding anything herein to the contrary, if (i) the Public Offering has not occurred on the 60th day of the date of this letter, (ii) the Company files an application to withdraw the Registration Statement relating to the Public Offering or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) is terminated prior to payment for and delivery of the Securities to be sold thereunder, then, this letter shall terminate and be of no further force or effect.

This letter is governed by, and to be construed in accordance with, the internal laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

(Name)

(Address)

EXHIBIT B2

FORM OF WAIVER OF LOCK-UP

            [Date]

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Puxin Limited (the “Company”) of 14,400,000 ordinary shares, par value US$0.00005 per share, of the Company in the form of 7,200,000 American depositary shares, and the lock-up letter dated _______, 2018 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated ________, 2018, with respect to [            ] ordinary shares (the “Shares”).

The undersigned hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective ________; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

[2]	Insert if the undersigned is an executive officer or director of the Company.

Exhibit B

Very truly yours,

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

Citigroup Global Markets Inc.

By:
Name:
Title:

Deutsche Bank Securities Inc.

By:
Name:
Title:

By:
Name:
Title:

cc: Company

Exhibit B

FORM OF PRESS RELEASE

Puxin Limited

[Date]

Puxin Limited (the “Company”) announced today that Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., the joint book-running managers in the Company’s recent public sale of 14,400,000 ordinary shares in the form of 7,200,000 American depositary shares is [waiving] [releasing] a lock-up restriction with respect to                     ordinary shares (the “Shares”) of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on             , 20    , and the Shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Form of Press Release